As filed with the Securities and Exchange Commission on March 31, 1998
                                                   Registration No. ___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ------------

                            DOMAIN ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                 76-0526147
(State or Other Jurisdiction of
Incorporation or Organization)            (I.R.S. Employer Identification No.)

                          16801 GREENSPOINT PARK DRIVE
                                    SUITE 200
                              HOUSTON, TEXAS 77060
                                 (281) 618-1800
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                THE AMENDED AND RESTATED 1996 STOCK PURCHASE AND
           OPTION PLAN FOR KEY EMPLOYEES OF DOMAIN ENERGY CORPORATION
           AND AFFILIATES AND THE DOMAIN ENERGY CORPORATION 1997 STOCK
                      OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                              (Full Title of Plans)

            MICHAEL V. RONCA                         COPIES TO:
 PRESIDENT AND CHIEF EXECUTIVE OFFICER
             P.O. BOX 2229                    JAMES L. RICE III, ESQ.
       HOUSTON, TEXAS 77252-2229             WEIL, GOTSHAL & MANGES LLP
             (281) 618-1800                  700 LOUISIANA, SUITE 1600
                                                HOUSTON, TEXAS 77002
                                                  (713) 546-5000

(NAME AND ADDRESS, INCLUDING ZIP CODE,
AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                      Proposed Maximum    Proposed Maximum
                                                                     Offering Price Per  Aggregate Offering  Amount of Registration
  Title of Securities to be Registered  Amount to be Registered(1)         Share              Price(3)                Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       917,101 shares(2)           $13.72(3)          $2,783,975           $821.27
==================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) 867,091 of such shares are issuable upon the exercise of outstanding options granted or options available for grant under the Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates and 50,010 of such shares are issuable upon the exercise of outstanding options granted or options available for grant under the Domain Energy Corporation 1997 Stock Option Plan for Nonemployee Directors.

(3) Of the 917,101 shares to be registered pursuant to this Form S-8, 421,258 are exercisable for $.01 per share, 421,258 are exercisable for $4.18 per share and 20,010 are exercisable for $13.50 per share. The exercise price for the remaining shares has been estimated upon the basis of the price of securities of the same class, using the average of the high and low prices reported by the New York Stock Exchange for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) and additional information about the Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates and the Domain Energy Corporation 1997 Stock Option Plan for Nonemployee Directors and their respective administrators is available without charge by contacting:

                            Domain Energy Corporation
                                  P.O. Box 2229
                            Houston, Texas 77252-2229
                                 (281) 618-1800

                          Attention: Rick G. Lester
                                     Chief Financial Officer

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Domain Energy Corporation (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

                  (c) The description of the Company's Common Stock, par value $.01 per share, contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, filed with the Commission on June 23, 1997, and including any amendments or reports filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.

                  Any statement or information contained herein or in any document all or part of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability as set forth above.

                  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, provides for indemnification as set forth above.

                  The Company has purchased directors' and officers' liability insurance, which will indemnify the directors and officers of the Company against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

         4.1        -     Amended and Restated Certificate of Incorporation of
                          the Company (incorporated by reference herein to Exhibit 3.1 of the Company's Quarterly Report on Form
                          10-Q for the quarterly period ended June 30, 1997 filed on August 13, 1997).

         4.2        -     Second Amended and Restated By-laws of the Company
                          (incorporated by reference herein to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 filed on August
                          13, 1997).

         4.3        -     Amended and Restated 1996 Stock Purchase and Option
                          Plan for Key Employees of Domain Energy Corporation and Affiliates.

         4.4        -     Domain Energy Corporation 1997 Stock Option Plan for
                          Nonemployee Directors.

         5.1        -     Opinion of Weil, Gotshal & Manges LLP regarding
                          validity of the securities being registered.

         23.1       -     Consent of Deloitte & Touche LLP.

         23.2       -     Consent of Weil, Gotshal & Manges LLP. Reference is
                          made to Exhibit 5.1.

         24.1       -     Powers of Attorney (set forth on the signature page to
                          this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement);

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 31st day of March, 1998.

                                    DOMAIN ENERGY CORPORATION


                                    By: /s/ Rick G. Lester
                                            ---------------------------
                                    Name:   Rick G. Lester
                                    Title:  Vice President, Chief
                                            Financial Officer and
                                            and Treasurer

                               POWERS OF ATTORNEY

                  Each person whose signature appears below hereby designates, constitutes and appoints Michael V. Ronca and Rick G. Lester, and each of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution (the "Attorneys-in- Fact"), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (the "Registration Statement"), which amendments may make such changes in the Registration Statement as either Attorney-in-Fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such Attorneys-in-Fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                    Title                               Date
                ---------                                    -----                               ----
        /s/ Michael V. Ronca                      President, Chief Executive Officer        March 31, 1998
-----------------------------------------
            Michael V. Ronca                      and Director (principal executive
                                                  officer)

        /s/  Rick G. Lester                        Vice President, Chief Financial          March 31, 1998
-----------------------------------------
             Rick G. Lester                       Officer and Treasurer (principal
                                                  financial and accounting officer)

        /s/ Michael L. Harvey                     Executive Vice President and              March 31, 1998
-----------------------------------------
            Michael L. Harvey                     Director

        /s/ Jonathan S. Linker                    Chairman of the Board of                  March 31, 1998
-----------------------------------------
           Jonathan S. Linker                     Directors

        /s/ Steven H. Pruett                      Director                                  March 31, 1998
-----------------------------------------
            Steven H. Pruett

                                      P-2

                                  EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION
----------                                  -----------

         4.1        -     Amended and Restated Certificate of Incorporation of
                          the Company (incorporated by reference herein to Exhibit 3.1 of the Company's Quarterly Report on Form
                          10-Q for the quarterly period ended June 30, 1997 filed on August 13, 1997).

         4.2        -     Second Amended and Restated By-laws of the Company
                          (incorporated by reference herein to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 filed on August
                          13, 1997).

         4.3        -     Amended and Restated 1996 Stock Purchase and Option
                          Plan for Key Employees of Domain Energy Corporation and Affiliates.

         4.4        -     Domain Energy Corporation 1997 Stock Option Plan for
                          Nonemployee Directors.

         5.1        -     Opinion of Weil, Gotshal & Manges LLP regarding
                          validity of the securities being registered.

         23.1       -     Consent of Deloitte & Touche LLP.

         23.2       -     Consent of Weil, Gotshal & Manges LLP. Reference is
                          made to Exhibit 5.1.

         24.1       -     Powers of Attorney (set forth on the signature page to
                          this Registration Statement).

                                       P-3

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